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                                                  EXHIBIT 23.1

INDEPENDENT AUDITORS' CONSENT
We consent to the incorporation by reference in this Registration Statement of American Banknote Corporation (formerly United States Banknote Corporation) on Form S-3 of our report dated March 1, 1995, appearing in the Annual Report on Form 10-K of American Banknote Corporation for the year ended December 31, 1994.

/s/ Deloitte & Touche LLP

New York, New York
January 16, 1996.